Exhibit 77(o)

                  Transactions effected pursuant to Rule 10f-3
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                                                                 Date of      Broker / Dealer From      Affiliated/Principal
          Fund Name                       Issuer                Purchase        Whom Purchased        Underwriter of Syndicate
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
USLICO Asset Allocation Portfolio     Morgan Stanley            03/23/2004      Morgan Stanley       ING Financial Markets, LLC
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USLICO Bond Portfolio                 Morgan Stanley            03/23/2004      Morgan Stanley       ING Financial Markets, LLC
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